Exhibit 10.1

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (“Amendment”) is made and entered into as of the 4th day of October, 2017 (“Effective Date”), by and between PAR Capital-Briargrove, LLC, a Texas limited liability company, successor in interest to Briargrove Place, L.L.C., a Texas limited liability company, as "Landlord" and Cambium Learning, Inc., a Delaware corporation, as "Tenant."

W I T N E S S E T H:

A.     WHEREAS, reference is made to that certain Office Lease Agreement dated July 9, 2010, by and between Landlord and Tenant (the "Lease Agreement") covering approximately 32,756 rentable square feet known as Suite 400, in an office building located at 17855 Dallas Parkway, Dallas, Texas 75287, known as "Briargrove Place" (“Building”).

B.     WHEREAS, on or about October 31, 2013, Landlord acquired the Project that is the subject of the Lease Agreement, and succeeded to the rights, title and interest of Briargrove Place, L.L.C., a Texas limited liability company.

C.    WHEREAS, Tenant desires to extend the Term of the Lease Agreement from the current Expiration Date of December 31, 2018, for an additional three (3) years pursuant to Exhibit G. of the Lease Agreement.

D.     WHEREAS, Landlord and Tenant desire to extend the Term of the Lease Agreement and further amend the Lease Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by the respective parties hereto, Landlord and Tenant do hereby agree as follows:

A.	Terms defined in the Lease Agreement. Except as otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Lease Agreement.

B.	Modifications. Except as otherwise set forth herein, effective as of the Effective Date, the Lease Agreement is hereby amended as follows:

1.	Any and all references to “Landlord” shall mean PAR Capital-Briargrove, LLC.

2.	Article I. B. of the Lease Agreement, Landlord’s Address, is amended to provide that Landlord’s address is:

PAR Capital-Briargrove, LLC
6012 W. Campus Circle Dr. S-210
Irving, TX 75063
Attention: Scott Ehley
Phone: (972) 421-1009
Fax: (972) 465-9910

3.
Article I. I. of the Lease Agreement, Expiration Date, is hereby amended to provide that the Term of the Lease Agreement is hereby extended from January 1, 2019 to an Expiration Date of December 31, 2021 (“Extended Term”).

4.
In addition to any amounts due and owing under the Lease Agreement, Article I. K. of the Lease Agreement, Basic Rent, is hereby amended to include the following Rent schedule for the aforementioned Extended Term:

Months	Annual Rent	Monthly Rent	Rent Per Square Foot

01/01/2019 – 12/31/2019	$851,656.00	$70,971.33	$26.00+E
01/01/2020 – 12/31/2020	$868,034.00	$72,336.17	$26.50+E
01/01/2021 – 12/31/2021	$884,412.00	$73,701.00	$27.00+E

Basic Rent for the Premises for all periods prior to 01/01/2019 shall be as set forth in the Lease Agreement.

5.
Article I. M. of the Lease Agreement, Base Year, is hereby amended to provide that effective January 1, 2019, the Base Year for determination of Additional Rent shall be calendar year 2017.    Accordingly, "Additional Rent", as that term is set forth in Section 4.02, for a particular year (which is deemed for this Section to include the partial first or last year of the Term, if such first or last year is not a full year), means (a) Tenant's Proportionate Share (but not less than zero) of the excess of Operating Costs for such year over Operating Costs in the 2017 Base Year, (b) Tenant's Proportionate Share (but not less than zero) of the excess of Real Estate Taxes for such year over Real Estate Taxes in the 2017 Base Year, (c) Tenant's Proportionate Share of the Additional Pass Through Costs for such year, and (d) Tenant's Proportionate Share of Electrical Costs for such year.

6.
Tenant accepts the Premises in its current "As-Is" condition; provided however, Landlord shall construct Tenant’s improvements and provide a construction allowance in the amount of $135,000.00 (the "Construction Allowance"), which shall be applied toward the entire cost of constructing Tenant’s improvements (including design of the improvements and preparation of the working drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, and related taxes and insurance costs, all of which costs are herein collectively called the "Total Construction Costs"), as adjusted for any changes to the improvements, including the cost of the space plans and working drawings. The Total Construction Costs in excess of the Construction Allowance shall be paid by Tenant. The Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of constructing the improvements is actually incurred and paid by Landlord; provided, however, if upon completion of Tenant’s improvements the Construction Allowance exceeds the Total Construction Costs incurred, upon receipt of written notice from Tenant that Tenant’s improvements are complete and the amount of the Construction Allowance not applied to the Total Construction Costs (the “Excess Allowance”), Landlord shall pay up to a maximum of $18,000.00 of such Excess Allowance directly to Tenant, said Excess Allowance to be paid within thirty (30) days of Landlord’s receipt of Tenant’s written notice. Any part of the Construction Allowance not used or otherwise paid within six (6) months following the Commencement Date shall be deemed forfeited with no further obligation by Landlord with respect thereto.

7.	Landlord and Tenant agree and acknowledge that Tenant has one (1) remaining option to extend the Term of the Lease Agreement for five (5) years pursuant to Exhibit G. to the Lease Agreement.

C.
Landlord and Tenant hereby represent and certify that as of the Effective Date, all obligations and conditions under the Lease Agreement have been performed to date by Landlord or Tenant and have been satisfied free of defenses and setoffs, including construction work in the Premises.

D.
The Lease Agreement and this Amendment constitute the entire understanding and agreement between Landlord and Tenant regarding the subject matter thereof and supersede all other prior written or oral understandings and agreements between Landlord and Tenant with respect thereto and shall constitute but one instrument. Except as provided herein, neither Landlord nor any of Landlord’s agents or representatives have made any representation or premise, express or implied, in connection with this Amendment.

E.
All other terms and conditions of the Lease Agreement are hereby ratified and confirmed to the extent not inconsistent with the terms set forth in this Amendment. In the event of a conflict between the provisions of this Amendment and the Lease Agreement, the provisions of this Amendment shall control.

F.
Tenant and Landlord each (i) warrant and represent to the other that no real estate broker has been involved in the negotiation of this Amendment nor is owed a commission in connection with this Amendment, other than Property Advisers Realty, Inc., Landlord’s Broker, and (ii) agree to indemnify and hold harmless the other party in connection with any claims for any commission asserted by any other party. Landlord shall pay Landlord’s Broker a commission pursuant to a separate agreement.

G.	This Amendment may be executed in any number of counterparts, any one of which shall constitute an original and all counterparts being but one instrument.

EXCEPT AS EXPRESSLY AMENDED BY THIS AMENDMENT ALL OTHER TERMS AND CONDITIONS OF THE SAID LEASE AGREEMENT REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.

[SIGNATURE PAGE TO FOLLOW]

EXECUTED as of the date first written herein above.

LANDLORD: PAR CAPITAL-BRIARGROVE, LLC,
a Texas limited liability company

By: PAR Capital Partners, Inc.
a Texas corporation
Its: Managing Member

By: /s/ Gerard D. Reis

Name: Gerard D. Reis

Title: President

TENANT: CAMBIUM LEARNING, INC.,
a Delaware corporation

By: /s/ Barbara Benson

Name: Barbara Benson

Title: Chief Financial Officer